REINSURANCE
AGREEMENT


                       Between

            SAVERS LIFE INSURANCE COMPANY

                         and

            OXFORD LIFE INSURANCE COMPANY

                             REINSURANCE AGREEMENT

                                    between

                         SAVERS LIFE INSURANCE COMPANY

                                      of

                         WINSTON-SALEM, NORTH CAROLINA

                   hereinafter referred to as "SAVERS," and

                         OXFORD LIFE INSURANCE COMPANY

                                      of

                               Phoenix, Arizona,

                      hereinafter referred to as "OXFORD"



                            A. REINSURANCE COVERAGE

1.The  Medicare  Supplement  policies (referred to herein as the "Policies") in force as of the Effective Date and when issued by SAVERS on the forms listed in

Schedule I shall be automatically  reinsured  with  OXFORD, as of the Effective

Date, subject to the provisions of this Agreement.



2.The reinsurance shall cover the quota share of the  Policies  as specified in

Schedule  II.   All  benefits  provided  by  the  Policies  shall  be reinsured hereunder in the portion specified in Schedule II.



3.The liability of OXFORD shall begin simultaneously with that of SAVERS but in no  event  prior  to  the  Effective Date of this Agreement.  Reinsurance  with respect to any Policy shall  not  be  in force and binding unless the insurance issued directly by SAVERS is in force and  unless  the issuance and delivery of such  insurance constituted the doing of business in  a  state  of  the  United

States  of  America  (including  the  District of Columbia) in which SAVERS was

properly  licensed  and  authorized  to  do   business.    SAVERS   shall  give

notification  of  such  reinsurance  to  OXFORD simultaneously with the monthly periodic report prescribed in Schedule III.



4.The liability of OXFORD under this Agreement shall follow  the same fortunes of SAVERS under the Policies, but in no event will its liabilities exceed its portion of the benefits payable under the Policies.



5.The reinsurance under this Agreement with  respect  to  any  Policy  shall be maintained in force without reduction so long as the liability of SAVERS  under such  Policy  reinsured  hereunder  remains  in force without reduction, unless reinsurance is terminated or reduced as provided herein.



                           B. POLICY ADMINISTRATION


SAVERS will be responsible for administration of the Policies renewed hereunder and for all accounting for such Policies until the Date of Administrative

Transfer. OXFORD will begin administration of the Policies reinsured hereunder and for the accounting for such Policies as of the Date of the Administrative

Transfer.



OXFORD and SAVERS will work together to establish a Date of Administrative

Transfer.  In no event will this date be before January 1, 1999 or after

December 31, 1999.



2.POLICYHOLDER SERVICES

(a)SAVERS  will  be  responsible for providing customary  general  services  to

individuals  under the  Policies.   The  services  provided  will  include  the

following:

    1.responding to inquiries with respect to the scope and amounts of coverage provided under the Policies;

2.supplying claimants,  Policyholders,  agents  and  insured  individuals  with appropriate instructions and forms for reporting claims and submitting relevant information;

3.subject  to  timely  notice  by OXFORD to SAVERS, issuing timely notices with respect to any changes in the coverage  provided  under the Policies, including any  endorsements  thereto,  and  any  changes  in the amounts  payable  toward premiums with respect to the coverage under the Policies;

4.processing  and  recording changes in the Policy  and  endorsements  thereto,

including any necessary reissue thereof.  Such changes may include, but are not limited to, changes  of  ownership,  beneficiary,  options under the Policy and endorsements,  changes  in address and changes in other  data  related  to  the

Policyholder and persons insured under the Policy and endorsements;

5.issuing timely notices of termination to the Policyholder;

6.providing instructions for completing forms in compliance with administrative procedures.



(b)SAVERS will use forms and supplies, authorized by OXFORD, in the performance of these Policyholder services.

(c)SAVERS will maintain, at its own expense, an accurate information system for use in the administration  of  the Policies and in the production and supplying of reports and data to OXFORD sufficient for OXFORD  to complete all regulatory statements.

(d)SAVERS will utilize the same  conservation  efforts for the Policies as used by OXFORD for similar OXFORD policies, as such are  adopted  from time to time,

including conservation calls to agents and Policyholders. OXFORD  will  provide financial information that can be used by SAVERS for conservation efforts.

(e)Perform such other Policyholder services as may be agreed upon in advance by the parties to this Agreement in writing.

3.CLAIM ADMINISTRATION SERVICES

(a)SAVERS will perform the following services and functions in connection  with the administration of claims under the Policies:

(1)review  and  pay by SAVERS check all claims for a benefits up to $10,000 per

Policy, which SAVERS'  review  determines  to  be qualified for payment; but if such review determines that any such claim is not  qualified  for payment, then further  review  such  claim  jointly with OXFORD and secure OXFORD's  approval prior to any compromise or denial of such claim;

(2)review jointly with OXFORD any  claim  over  $10,000,  and  secure  OXFORD's approval prior to the approval, compromise or denial of such claim;

(3)communicate  with  claimants  with  respect  to the submission, approval and

payment,  compromise  or  denial  of  claims  made  under   the   Policies  and

endorsements administered under this Agreement;

(4)maintain full and complete claim records to the same extent as maintained by

SAVERS for its own claims;

(5)refer  to  OXFORD  any  legal  process  or communications from attorneys  or governmental agencies with respect to contested  disposition of any claims.  If any such legal process or communications name SAVERS,  SAVERS shall be entitled to represent its own interests at its own costs;

(6)in  the  performance of these claims administration functions,  SAVERS  will follow  the Policy  provisions  and  any  rules,  procedures,  guidelines,  and instructions acceptable to OXFORD and agreed to by SAVERS and any other written instructions issued by OXFORD and agreed to by SAVERS from time to time.

(b)SAVERS  will  use  forms,  checks  and supplies reasonably acceptable to and

approved   in  advance  by  OXFORD,  in  the  performance   of   these   claims

administration functions.

(c)SAVERS agrees  to  maintain and preserve full and complete records necessary for the processing of claims  and  claim  payments  in a manner satisfactory to

OXFORD and SAVERS, and all such records shall be and  remain  the  property  of

OXFORD.

(d)SAVERS will be responsible for providing providers with Internal Revenue

Service forms 1099.



4.SAVERS  will  be  responsible for all Administrative Expenses, including non-

Policy expenses.

OXFORD is not responsible for:

(a)Usual investigative  or  administrative  expenses,  except  as  specified on

Schedule V attached hereto;

(b)Expenses incurred in connection with a dispute or contest arising  out of or in  connection  with  conflicting  claims of entitlement to Policy proceeds  or benefits which SAVERS admits are payable;

(c)Expenses, fees, settlements or judgments  arising  out  of  or in connection with claims against SAVERS for punitive or exemplary damages;

(d)Expenses, fees, settlements or judgments arising out of or in connection with claims made against SAVERS and based on alleged or actual bad faith,

failure to exercise good faith or tortuous conduct; and

(e)Claims,  liabilities  or penalties arising out of or related to  the  sales,

marketing or distribution of the Policies by SAVERS or its producers.

5.UNUSUAL EXPENSES

Any other expenses that in the customs and practices of the Medicare Supplement insurance business are defined  or treated as "unusual expenses", that have not specifically been addressed in this  Agreement,  shall not be the liability of,

nor in any way be participated in by OXFORD.



                             C. PAYMENTS BY SAVERS

1.INITIAL CONSIDERATION

The Initial Consideration to be paid to OXFORD by SAVERS on the Settlement Date is set forth in Schedule V, with interest at an annual  effective  rate  of six per  cent  (6%) compounded daily from the Effective Date to the Settlement Date of this Agreement.



2.REINSURANCE PREMIUMS

SAVERS shall pay OXFORD reinsurance premiums, equal to OXFORD'S quota share, of the gross collected  contributions  or  premiums  including  premium  loads and policy  fees,  if  any,  SAVERS receives on or after the Effective Date on  the

Policies reinsured hereunder.



                             D. PAYMENTS BY OXFORD



1.INITIAL CEDING ALLOWANCE

SAVERS shall receive on the Settlement Date:

(a)the proceeds of the Escrow Account dated August 14, 1998;

(b)80% of the Initial Ceding  Allowance,  with  interest at an annual effective rate  of  six per cent (6%) compounded daily from the  Effective  Date  to  the

Settlement Date of this Agreement.



OXFORD shall  deposit  10% of the Initial Ceding Allowance, with interest at an annual effective rate of  six per cent (6%) compounded daily from the Effective

Date to the Settlement Date  of  this Agreement, into a Reserve Adequacy Escrow

Account.



Reserve Adequacy Escrow Account -  Based  on January 31, 1999 data, the Initial

Consideration will be adjusted to reflect the Revised Initial Consideration, an estimate of what the  Initial Consideration  should  have  been  as of June 30,

1998,  pursuant  to  Schedule  VIII  attached hereto.  The calculation  of  the

Revised  Initial  Consideration shall be  presented  by  OXFORD  to  SAVERS  by

February 19, 1999.   Any  excess  of the Revised Initial Consideration over the original Initial Consideration will  be paid to OXFORD with a pro rata share of

interest  from  the Reserve Adequacy Escrow  Account.   The  remainder  of  the

Reserve Adequacy Account will be disbursed to SAVERS by February 26, 1999.

2.BENEFITS

OXFORD shall pay  SAVERS,  OXFORD'S quota share of the benefits paid by SAVERS,

without deduction for reserves.



3.POLICY EXPENSE ALLOWANCES

OXFORD  shall pay SAVERS the  Monthly  Reinsurance  Allowances  as  defined  in

Schedule  V  on  OXFORD'S  quota  share  of  the  Policies reinsured hereunder.

Neither party hereto shall be liable to the other for taxes, assessments or any expenses,  except  as  specified  in  Schedule  V, resulting  from  reinsurance hereunder.




                         E. SETTLEMENT OF REINSURANCE



1.AMOUNTS DUE SAVERS OR OXFORD

Except as otherwise specifically provided herein, all amounts due to be paid to

OXFORD or SAVERS shall be determined on a net basis  as  of the last day of the calendar month to which such amount is attributable.  All  amounts shall be due and accrued as of such date, but in no case prior to the Settlement  Date.  The payment of such amounts shall be submitted in accordance with the provisions of

Schedule  III.   All settlements of account between OXFORD and SAVERS shall  be made in cash or its equivalent.



2.PAYMENT DATES

(a)Not later than  fifteen  (15)  days  after  the  end of each calendar month,

SAVERS  shall  submit a Monthly Periodic Report substantially  in  accord  with

Schedule III.  Any amounts indicated in the Periodic Report as due OXFORD shall accompany such report.

(b)Not later than  fifteen (15) days after the receipt of the  Monthly Periodic

Report, any amounts  indicated  in  the  Periodic Report as due SAVERS shall be paid by OXFORD.

(c)Not later than twenty (20) days after the  end of each calendar year, SAVERS shall submit to OXFORD an Annual Report substantially  in  accord with Schedule

IV.

(d)As specified in Schedule VI, interest shall be paid on amounts not paid when due.



3.SECTION 1.848-2(G)(8) ELECTION

The  parties  elect to have this Agreement treated in accordance  with  Section

1.848-2(g)(8) of  the  Income  Tax  Regulations issued under Section 848 of the

Internal Revenue Code of 1986.  Specific details of this election are set forth in Schedule VII.



4.OFFSET

Any  debts  or  credits,  matured  or unmatured,  liquidated  or  unliquidated,

regardless of when they arose or when  incurred,  in favor of or against SAVERS or  OXFORD  with  respect to this Agreement, and any other  agreement  or  with respect to any other  claim  of  one  party against the other are deemed mutual debts or credits, as the case may  be,  and  shall  be  set  off,  and only the balance shall be allowed or paid.



                              F.  TRUST AGREEMENT



    OXFORD shall enter into the Trust Agreement with SAVERS.  OXFORD  agrees to deposit and maintain assets, in trust, the market value of which shall  at  all times be greater than or equal to the Trust Assets.  The term "Trust Assets" is defined as the amount of statutory liabilities, reserves, and claim reserves on

Policies reinsured.

OXFORD  shall  be entitled, pursuant to the Trust Agreement, to withdraw assets from the trust provided  that  the  market  value of the assets which remain in

trust is greater than or equal to the Trust Assets.   Assets shall be deposited

from time to time as needed to cover increases in the amount  of  Trust Assets.

The  Trust  Agreement  shall  be  effective  as of the Settlement Date of  this

Agreement  and shall continue in full force and  effect  for  so  long  as  any liability of  SAVERS remains under the policies and business reinsured pursuant to this Agreement  or  until  OXFORD exercises its right of assumption.  Assets deposited and maintained in trust  pursuant to the Trust Agreement shall at all

times meet all applicable regulatory  requirements.   OXFORD  shall  provide  a

listing  within  30  days  after  the  end of each calendar quarter showing the market value of all assets held under the Trust Agreement.



Upon written notice of OXFORD, SAVERS may  withdraw  the  assets held under the

Trust Agreement in an Event of Default.  An Event of Default shall be deemed to have occurred if:

OXFORD files a voluntary petition of bankruptcy or makes an  assignment for the benefit  of  creditors,  or  if  OXFORD is declared insolvent or is  placed  in rehabilitation, liquidation, or supervision by the Director of Insurance of the insurance department of its state of domicile;

(b)OXFORD fails to maintain assets  under  the  Trust Agreement as set forth in

Section F.1 hereof, and such shortfall of assets  remains  uncured for a period of fifteen (15) days following notice of such shortfall by SAVERS to OXFORD;

(c)OXFORD  fails  to  satisfy  the  minimum  capital  and  surplus  and   other

requirements  necessary for SAVERS to receive a full statutory statement offset from its state  of  domicile  on  the  business  reinsured  hereunder, and such failure  has  not been remedied after a period of fifteen (15)  days  following notice of such failure by SAVERS to OXFORD.



In the event assets  held  by OXFORD under the Trust Agreement are withdrawn by

SAVERS as provided above, SAVERS shall hold such assets and shall establish and maintain a liability for such  funds held pursuant to this Agreement until such time as the Event of Default which  gave  rise  to  such withdrawal is cured by

OXFORD.   Such assets shall be held for safe keeping by  SAVERS  on  behalf  of

OXFORD with respect to such assets provided that such investment directions are consistent with this Agreement.  The requirements set forth in Sections F.1 and

F.2 shall continue to apply during any such period.

                            G. RIGHT OF ASSUMPTION



OXFORD has  the  sole right to exercise an assumption of the Policies reinsured hereunder and SAVERS  cannot  sell,  assign  or reinsure the Policies reinsured herein, at any time without OXFORD's written permission.  OXFORD will undertake its best efforts to complete its assumption of  the  Policies  on  or  prior to

December 31, 1999 and shall comply with all applicable statutes and regulations pertaining to assumption of policies in the effected jurisdictions.



                                   H. ERRORS



If  either  SAVERS  or  OXFORD  shall  fail to perform an obligation under this

Agreement and such failure shall be the  result  of  an  error  on  the part of

SAVERS  or  OXFORD, such error shall be corrected by restoring both SAVERS  and

OXFORD to the  positions  they  would have occupied had no such error occurred.

An "error" is a clerical mistake  made  inadvertently  and  excludes  errors of judgment and all other forms of error.



                               I. POLICY CHANGES



1.If  SAVERS  proposes  to make a change in the terms or conditions of a Policy reinsured hereunder, and  such  change  is  likely to affect the risk reinsured hereunder  in  respect  of  such Policy, SAVERS shall  notify  OXFORD  of  such proposed changes.



2.For  purposes of this Agreement,  any  change  made  to  a  Policy  reinsured hereunder  which  has  not  been  approved  by OXFORD shall be deemed to be the issuance  of  a  new  policy form by SAVERS and is  not  reinsured  under  this

Agreement unless both parties  agree  it  should  be included in the Agreement.

OXFORD shall inform SAVERS whether OXFORD will include  such  new  policy  form under  this  Agreement or will terminate or modify the reinsurance hereunder in respect of such policy.



SAVERS  will  not   unreasonably  withhold  implementation  of  policy  changes requested by OXFORD.

                                 J. REDUCTIONS



1.If  a portion of the  insurance  issued  by  SAVERS  on  a  Policy  reinsured hereunder  is terminated, reinsurance on that Policy hereunder shall be reduced proportionally.



2.If SAVERS should contest or compromise any claim or proceeding and the amount of net liability  thereby  be  reduced, or if at any time SAVERS should recover monies from any third party in connection  with  or  arising  out  of any claim

SAVERS  by  OXFORD,  OXFORD's reinsurance liability shall be reduced or  OXFORD shall share in the recovery, as the case may be, in the proportion that the net liability of OXFORD bore  to  the  total  net  liability  existing  as  of  the occurrence  of  the  claim.  As used in this section, "recovery" shall include,

but not be limited to  settlements, judgments, awards and insurance payments of any kind.



                      K. AUDIT OF RECORDS AND PROCEDURES



Upon a reasonable request,  OXFORD  and  SAVERS  each  shall  have the right to audit, during normal business hours and at the office of the other, all records and procedures relating to reinsurance under this Agreement.  The  expenses  of any such audit shall be borne by the party initiating the audit.



                                L. ARBITRATION



It  is  the  intention  of  SAVERS and OXFORD that customs and practices of the insurance and reinsurance industry  shall be given full effect in the operation and interpretation of this Agreement.  The parties shall act in all things with the highest good faith.  If SAVERS and OXFORD cannot mutually resolve a dispute which arises out of or relates to this  Agreement, the dispute shall be decided by  arbitration.  The arbitrators are empowered  to  decide  all  questions  or issues  and shall be free to reach their decision from the standpoint of equity and customary  practices  of the insurance and reinsurance industry rather than

from that of the strict law.   The decision of the arbitrators shall be binding

and final.

To initiate arbitration, either  SAVERS  or OXFORD shall notify the other party in writing of its desire to arbitrate, stating  the  nature  of its dispute and the remedy sought.  The party to which the notice is sent shall  respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a panel of three arbitrators,  each  of whom  must  be  a  present  officer of an insurance or reinsurance company.  An arbitrator may not be a present  or  former officer, attorney, or consultant of

SAVERS or OXFORD or either's affiliates.

SAVERS  and  OXFORD  shall  each  name five  (5)  candidates  to  serve  as  an arbitrator.  SAVERS and OXFORD shall  each  choose one candidate from the other

party's  list,  and  these  two  candidates  shall   serve  as  the  first  two

arbitrators.  If one or more candidates so chosen shall  decline to serve as an arbitrator,  the  party  which  named  such candidate shall add  an  additional candidate to its list, and the other party  shall  again  choose  one candidate

from  the  list.   This process shall continue until two arbitrators have  been

chosen and have accepted.   SAVERS  and OXFORD shall each present their initial

lists of five (5) candidates by written  notification to the other party within twenty-five (25) days of the date of the mailing of the notification initiating the arbitration.  Any subsequent additions to the list which are required shall be presented within ten (10) days of the date  the naming party receives notice that a candidate that has been chosen declines to serve.

The two arbitrators shall then select the third  arbitrator  from the eight (8)

candidates  remaining  on the lists of SAVERS and OXFORD within  fourteen  (14)

days  of  the  acceptance  of  their  position  as  arbitrators.   If  the  two

arbitrators cannot agree on  the choice of the third, then this choice shall be

referred  back  to SAVERS and OXFORD.   SAVERS  and  OXFORD  shall  take  turns

striking the name of one of the remaining candidates from the initial eight (8)

candidates until  only one candidate remains.  If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated  as  the third arbitrator.  This process shall continue until a candidate has been chosen and has accepted.  This candidate shall serve as the third arbitrator.  The  first  turn  at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration.  Once chosen, the arbitrators  are  empowered  to  decide  all substantive and procedural issues by a majority of votes.

It  is  agreed that each of the three arbitrators should be impartial regarding the dispute  and  should  resolve  the  dispute  on the basis described herein.

Therefore,  at  no  time  will  either SAVERS or OXFORD  contact  or  otherwise communicate with any person who is  to be or has been designated as a candidate to serve as an arbitrator concerning  the  dispute,  except  upon  the basis of jointly  drafted  communications  provided by both SAVERS and OXFORD to  inform those candidates actually chosen as  arbitrators of the nature and the facts of

the  dispute.   Likewise,  any  written  or  oral  arguments  provided  to  the arbitrators concerning the dispute shall be  coordinated  with  the other party and shall be provided simultaneously to the other party or shall  take place in the  presence of the other party.  Further, at no time shall any arbitrator  be informed  that  the  arbitrator  has  been  named or chosen by one party or the other.

The arbitration hearing shall be held on the  date  fixed by the arbitrators in

Phoenix, Arizona.  In no event shall this date be later  than  six  (6)  months

after  the  appointment  of  the  third  arbitrator.   As soon as possible, the

arbitrators shall establish prearbitration procedures as warranted by the facts

and  issues  of  the  particular  case.   In establishing such  procedures  the

arbitrators  shall  make provision for reasonable  prehearing  examinations  of officers, employees or agents of the parties and for the production of relevant documentation.

At least ten (10) days  prior  to  the  arbitration  hearing,  each party shall provide  the other party and the arbitrators with a detailed statement  of  the

facts  and   arguments  it  will  present  at  the  arbitration  hearing.   The

arbitrators may  consider  any  relevant evidence, they shall give the evidence such weight as they deem it entitled  to  after consideration of any objections raised concerning it.  The party initiating  the  arbitration  shall  have  the burden  of  proving  its  case  by a preponderance of the evidence.  Each party shall be entitled to call any officers,  employees or agents of the other party and such other party shall do everything reasonable  to  ensure  the attendance and cooperation of any such witnesses.  Each party may examine any  witness who testifies at the arbitration hearing.  Within twenty (20) days after the end of the  arbitration  hearing, the arbitrators shall issue a written decision  that sets forth their findings  and  any  award  to  be  paid  as  a  result  of the arbitration,  except  that  the arbitrators may not award punitive or exemplary damages.  In their decision,  the arbitrators shall also apportion the costs of arbitration, which shall include,  but  not  be  limited to, their own fees and expenses.



                                 M. INSOLVENCY



1.The portion of any risk or obligation assumed by OXFORD, when such portion is ascertained, shall be payable on demand of SAVERS  at  the  same time as SAVERS shall pay its net retained portion of such risk or obligation,  with reasonable provision for verification before payment, and the reinsurance shall be payable by OXFORD, on the basis of the liability of SAVERS under the Policies reinsured hereunder without diminution because of the insolvency of SAVERS.  In the event of  insolvency  and  the appointment of a conservator, liquidator or  statutory successor  of SAVERS, such  portion  shall  be  payable  to  such  conservator,

liquidator or  statutory  successor  immediately  upon  demand, with reasonable provision for verification, on the basis of claims allowed  against  SAVERS  by any  court  of  competent  jurisdiction  or  by  any conservator, liquidator or statutory successor of SAVERS having authority to  allow  such  claims, without diminution  because of such insolvency or because such conservator,  liquidator or statutory successor has failed to pay all or a portion of any claims.



2.SAVERS' conservator,  liquidator,  or  statutory  successor shall give OXFORD written notice of the pendency of a claim against SAVERS  indicating the Policy

reinsured,  within  a  reasonable time after such claim is filed.   OXFORD  may

interpose, at its own expense,  in  the  proceeding  where  such claim is to be adjudicated, any defense or defenses which OXFORD may deem available to SAVERS,

or its conservator, liquidator or statutory successor.



3.Any  expense  incurred  by  OXFORD pursuant to paragraph 2, above,  shall  be payable subject to court approval  out  of  the estate of SAVERS as part of the expense of conservation or liquidation to the extent of OXFORD'S quota share of the benefit which may accrue to SAVERS in conservation  or  liquidation, solely as a result of the defense undertaken by OXFORD.  Where two or  more reinsurers are  participating  in  the  same  claim  and  a majority in interest elect  to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such  expense  had  been incurred by

SAVERS.



4.It  is expressly agreed that nothing in this Agreement does, or  is  intended to, make  or  require OXFORD to drop down or in any way have any responsibility for the obligations  of  SAVERS  on  the Policies in the event of insolvency of

SAVERS.



                            N. PARTIES TO AGREEMENT



This  is  an  agreement for indemnity reinsurance  solely  between  SAVERS  and

OXFORD.  The acceptance  of reinsurance hereunder shall not create any right or legal relation whatever between OXFORD and the insured or the beneficiary under any Policy reinsured hereunder, and SAVERS shall be and remain solely liable to such insured or beneficiary under any such Policy.



                                 O. ASSIGNMENT



None of the rights and obligations  under  this  Agreement  may  be assigned by either SAVERS or OXFORD except as indicated in Section G.  Notwithstanding  any provision of this Agreement, SAVERS may merge into its affiliate, Standard Life

Insurance  Company of Indiana, ("Standard Life") and Standard Life shall assume the rights and obligations under this Agreement.



                               P. EFFECTIVE DATE



The Effective Date of this Agreement is 12:01 A.M. July 1, 1998.

                           Q. DURATION OF AGREEMENT



1.Except as  otherwise  provided  herein,  this Agreement shall be unlimited in duration.



2.This Agreement shall automatically terminate at the end of any calendar month if all Policies reinsured hereunder have terminated and the amount of reinsured reserves on the Policies reinsured hereunder is zero dollars ($0).



3.SAVERS shall have the right to terminate this  Agreement  and  recapture  all reinsurance  hereunder in the event OXFORD becomes subject to any insolvency or

similar proceeding.   In the event SAVERS exercises this right to terminate and

recapture reinsurance, SAVERS shall reimburse OXFORD for any unamortized excess first-year expense allowances  (i.e.  commissions, fees, etc).  For purposes of this Agreement first year expense allowances  will  be  amortized  at a rate of

1/180 per month.



4.The termination of this Agreement, or of the reinsurance in effect under this

Agreement,  shall  not extend to or affect any of the rights or obligations  of

SAVERS and OXFORD applicable  to any period prior to the effective date of such

termination.   In  the  event that,  subsequent  to  the  termination  of  this

Agreement, an adjustment  is  made  necessary  with  respect  to any accounting hereunder,  a  supplementary accounting shall take place.  Any amount  owed  to either party by  reason of such supplementary accounting shall be paid promptly upon the completion thereof.



                                 R. AGREEMENT



This Agreement and  all  schedules  attached  hereto  are  the entire agreement between SAVERS and OXFORD with respect to the Policies reinsured  hereunder; it supersedes  any  prior oral or written agreements with respect to the  Policies reinsured hereunder,  and there are no understandings between SAVERS and OXFORD with respect to the Policies  reinsured  hereunder  other  than as expressed in this Agreement.  Any change or modification to this Agreement  and any schedule attached  hereto  shall  be  null  and  void  unless made by amendment  to  the

Agreement signed by both SAVERS and OXFORD.



                  S. REPRESENTATION AND WARRANTIES OF SAVERS

1.SAVERS is an insurance corporation presently  organized, existing and in good standing under the laws of the State of North Carolina,  and  currently holds a valid,  unrevoked Certificate of Authority from that state and each  and  every state in which it is currently conducting sales of insurance Policies.



2.Each Policy,  Policy  amendment,  rider, endorsement and form relating to the

Policies reinsured hereunder, has been  properly  approved  by  the appropriate regulatory authorities, and those which have been issued to Policyholders  have been validly issued in compliance with all applicable laws and regulations.



3.SAVERS  agrees  to  refrain,  and  to  cause its employees and affiliates (as identified in the organization charts of the  annual  statement  of  SAVERS  as filed  in its state of domicile) and its affiliates' employees to refrain, from utilizing  information  regarding  the  Policies  reinsured  hereunder  for the purposes  of  causing  or  attempting  to cause any Policyholder to replace any

Policy with any other policy of insurance  of SAVERS or any affiliate of SAVERS or  any  other company which provides substantially  similar  benefits  to  the

Policies, unless specifically agreed to in writing by OXFORD.  SAVERS agrees to use all reasonable  efforts to conserve, maintain and assure the persistency of the business reinsured and agrees to refrain from taking any action which might tend to have a materially  adverse  effect  on  the persistency of the business

reinsured  hereunder,  without  the prior written consent  of  OXFORD.   SAVERS

agrees  not  to engage in a replacement  program  that  includes  the  Policies hereunder.

4.SAVERS will assign the marketing agreements and the solicitation rights to the policyholders to OXFORD. SAVERS agrees to work with and assist OXFORD in securing a continuation of the marketing of new Medicare Supplement business including continuation of the conservation program of the in force business, by referral of leads to Celtic until the OXFORD Medicare Supplement product is available, and thereafter to OXFORD.



SAVERS  and its affiliates agree not to write Medicare Supplement business except for the Policies covered in this Agreement for a period of five years from the Settlement Date in the states of North Carolina, South Carolina,

Virginia and Florida.



5.Neither the  making  nor  consummation  of  this  Agreement  will violate any provision of SAVERS' Articles of Incorporation, Bylaws, any agreement  to which it  is  a  party,  or any law or order of any county, state or other regulatory authority which it is subject.



6.The execution, delivery  and  performance  of  this  Agreement  has been duly authorized by the Executive Committee, its Board of Directors, State  of  North

Carolina or the individual or group whose approval is required for SAVERS to be authorized to enter into this Agreement.



7.SAVERS warrants that it is not aware of any dispute or claims arising out  of or  related  to  the  sales,  marketing or distribution of the Policies in this state or any similar Policies in  other states insured by SAVERS.  The warranty includes regulatory claims or investigations.



8.SAVERS  warrants that all of its agents,  employees  and  producers  who  are involved in  the sales, marketing or distribution of the Policies have acquired all necessary licenses and authorizations.

                  T. REPRESENTATION AND WARRANTIES OF OXFORD



1.OXFORD is a  corporation  presently  organized, existing and in good standing under the laws of the State of Arizona,  and currently holds a valid, unrevoked

Certificate of Authority from that state and  each  and every state in which it is currently conducting sales of insurance Policies.



2.Neither  the  making  nor  consummation of this Agreement  will  violate  any provision of OXFORD'S Articles of Incorporation, Bylaws, any agreement to which it is a party, or any law or order  of  any  county,  state or other regulatory authority which it is subject.



3.The  execution,  delivery  and performance of this Agreement  has  been  duly authorized by the Executive Committee of its Board of Directors or by its Board

of Directors.



                               U. MISCELLANEOUS

1.This Agreement may be executed  in  any number of counterparts, each of which shall be deemed an original, and the counterparts  shall constitute but one and the  same  instrument,  which  shall  be  sufficiently  evidenced  by  any  one counterpart.



2.The headings of the Sections have been inserted for convenience  of reference only, and shall not be deemed to constitute a part of this Agreement.



3.This  Agreement shall be construed and enforced, and any dispute relating  to or arising  out  of this Agreement, will be subject to the laws of the State of

Arizona, without regard to conflict of law principles.

4.Unless otherwise  provided  in or pursuant to this Agreement, all notices and other communications hereunder  shall  be  in writing, telex or telecopy, or if oral,  shall be promptly confirmed in writing,  and  shall  be  hand-delivered,

telexed, or telecopied to the following addresses:


If to OXFORD:Oxford Life Insurance Company
Attn: President
2721 North Central Avenue
Phoenix, Arizona 85004
Phone: (602) 263-6666
FAX:    (602) 277-5901


If to SAVERS:Savers Life Insurance Company
c/o Standard Management Corporation
Attn: President
9100 Keystone Crossing, Suite 600
Indianapolis, IN  46240
Phone:(317) 574-6200
FAX:(317) 574-6227

Each party  may  from  time  to time designate a different address for notices,

directions, requests, demands,  acknowledgments  and  other  communications  by giving written notice of such change to the other parties.

                                 V. EXECUTION


                          IN WITNESS WHEREOF the said


                         SAVERS LIFE INSURANCE COMPANY

                                      of

                         Winston-Salem, North Carolina

                                 and the said


                         OXFORD LIFE INSURANCE COMPANY
                                      of

                               Phoenix, Arizona


have  by  their respective officers executed this agreement in duplicate on the date shown below.


SAVERS LIFE INSURANCE COMPANY
Signed at:  Indianapolis, Indiana


By:  /s/ Edward T. Stahl                 By: /s/ Raymond J. Ohlson


Title:  Executive Vice President         Title:  President


Date:   9/23/98                          Date:  9/23/98



OXFORD LIFE INSURANCE COMPANY
Signed at Phoenix, Arizona



By: /s/ Larry Goodyear                    By: /s/ Mark Haydukovich


Title:  Senior Vice President             Title:  President


Date:   9/24/98                           Date:   9/24/98


                                  SCHEDULE I

                        POLICIES SUBJECT TO REINSURANCE

All policies  issued on the Policy forms listed below on or after the Effective

Date of the Agreement are subject to reinsurance as set forth in the Agreement.



POLICY FORM NUMBER

MS1-8505

MS2-8505

MS1-9001

MS2-9001

MS-9201-A

MS-9201-B

MS-9201-C

MS-9201-D

MS-9201-E

MS-9201-F

MS-9201-G

                                  SCHEDULE II

                             AMOUNT OF REINSURANCE

The amount of reinsurance  under  this  Agreement shall be OXFORD'S quota share percentage shown below of the liability of  SAVERS on all Policies in the forms

listed  in  Schedule  I.   All benefits provided  by  such  Policies  shall  be

reinsured.


Quota Share % = 100%

                                 SCHEDULE III

                            MONTHLY PERIODIC REPORT


A.Due OXFORD (1)+(2):

(1)Premiums Collected (multiplied by the quota share percentage)

 (2)Increase in Remittances and Items Not Allocated (multiplied by the quota share percentage)




B.Due SAVERS (1)+(2)+(3):

(1)Allowances and Expense Reimbursements (Per Schedule V)

(a)Monthly Administration Expense Allowance
(b)Premium Tax Reimbursement
(c)Commission Incurred Reimbursement


(2)Benefits Ceded (multiplied by the quota share percentage)


(3)Decrease in Remittances and Items Not Allocated (multiplied by the quota share percentage)


C.Informational Reports

(1)Reserve Report (STAT, TAX, GAAP)
(2)Required Interest Computed on Tax Basis Reserves
(3)Persistency Report
(4)Loss Reports
(5)Information Which May Be Necessary for OXFORD to Monitor the Experience of the Policies reinsured hereunder

                                  SCHEDULE IV

                                 ANNUAL REPORT

The annual report shall provide the following information:

(a)Exhibits 1, 9 and 11 and Schedules H & O from the NAIC-prescribed Annual Statement

(b)"Analysis of Increase in Reserves" from the NAIC-prescribed annual statement

An actuarial opinion that the reported reserves on the Policies reinsured hereunder equal or exceed those required by the valuation law as interpreted by the State of North Carolina

Computer files of liability data sufficient to enable OXFORD to perform cash flow testing on the Policies reinsured hereunder

Information which may be necessary for OXFORD to monitor the experience of the Policies reinsured hereunder

(f)Medicare Supplement Insurance Experience Exhibit

(g)Any other reports as required by the NAIC or other regulatory authorities

                                  SCHEDULE V

         INITIAL CONSIDERATION, ALLOWANCES AND EXPENSE REIMBURSEMENTS


INITIAL CONSIDERATION

The term "Initial Consideration" shall be defined as the statutory liabilities, reserves and claim reserves as required to be reported to the state of domicile of SAVERS on the same basis as computed as of the Effective Date and reported under Exhibits 1, 9 and 11 of the annual statutory statement, as computed at the end of each calendar quarter for the Policies using amounts as of June 30, 1998.

Advance Premium                                                      416,029
Unearned Premium                                                   3,703,020
Additional Contract Reserves                                         848,350
Claim Reserves                                                             0
In Course of Settlement                                                    0
Incurred But Not Reported                                          5,950,000
Less Due Premiums                                                    206,206
     TOTAL                                                        10,711,193


INITIAL CEDING ALLOWANCE -  $4.2 million



MONTHLY REINSURANCE ALLOWANCES

The  following  allowances,  subject to the quota share percentage described in
Schedule II, shall be:

(1)A monthly administrative expense allowance equal to 7% times the collected premium from the Effective Date to the Date of Administrative Transfer.

(2)Premium taxes incurred on premiums written after the Effective Date on the Policies reinsured.

(3)Commission incurred on premiums written after the Effective Date on the Policies reinsured.

                                  SCHEDULE VI

                        INTEREST RATE ON LATE PAYMENTS


Interest on delayed payments will be computed according to the following formula:


The annual effective rate, compounded daily assuming a 360 day year, equal to 90% of the prime interest rate established by Bank of America, or its successor, on the last day of the calendar month for which settlement is being made.

                                 SCHEDULE VII

                        SECTION 1.848-2(G)(8) ELECTION


SAVERS and OXFORD agree to  the  following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued  under  Section  848  of the Internal Revenue

Code of 1986 (hereinafter "Section 1.848-2(g)(8).")



1.As  used  below,  the  term  "party"  will  refer  to  SAVERS  or  OXFORD  as appropriate.

2.As   used  below,  the  phrases  "net  positive  consideration",  "capitalize specified  Policy  acquisition  expenses",  "general deduction limitation", and

"net consideration" shall have the meaning used in Section 1.848-2(g)(8).

3.The party with net positive consideration for  this Agreement for any taxable year  beginning  with the taxable year prescribed in  paragraph  5  below  will capitalize specified Policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation.

4.The parties agree  to  exchange  information  pertaining to the amount of net

consideration  under  this  Agreement  to  ensure consistency.   This  will  be

accomplished as follows:

(a)SAVERS shall submit to OXFORD by the thirty-first (31st) day of March in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of SAVERS stating that SAVERS will report such net consideration in its tax return for the preceding calendar year.

(b)SAVERS shall submit to OXFORD by the thirtieth (30th) day of June in each year its calculation of the net consideration for the preceding fiscal year ended March thirty-first (31st) Such calculation will be accompanied by a statement signed by an officer of SAVERS stating that SAVERS will report such net consideration in its tax return.

(c)OXFORD may contest such calculation by providing an alternative calculation to SAVERS in writing within thirty (30) days of OXFORD'S receipt of SAVERS'S calculation If OXFORD does not so notify SAVERS, OXFORD will report the net consideration as determined by SAVERS in OXFORD'S tax return.

(d)If OXFORD contests SAVERS' calculation of the net consideration, the parties will act in good faith to reach an agreement as to the current amount within thirty (30) days of the date OXFORD submits its alternative calculation. If SAVERS and OXFORD reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the preceding calendar year or fiscal year, as appropriate.
5.This election shall be effective for 1998  and  all  subsequent taxable years for which the Reinsurance Agreement remains in effect.

                                 SCHEDULE VIII

                 METHODOLOGY OF REVISED INITIAL CONSIDERATION


1.ADDITIONAL CONTRACT RESERVES

Reserves are calculated using the claims costs from the original product filing. A new set of factors is created for each issue year thereafter using a 7% inflation adjustment.

     Two years full preliminary term is used.

     Net premiums equal 65% of gross premiums.

The Additional Contract Reserve is the excess, if any, of the active life reserve plus the net unearned premium reserve over the gross unearned premium reserve.

CLAIM RESERVE, ICOS & IBNR

The claims paid through January 31, 1999 for Policies reinsured with incurred dates prior to the Effective Date, plus the claims liability for Policies reinsured based on data available as of January 31, 1999 for claims incurred prior to the Effective Date.

ADVANCE, UNEARNED AND PREMIUM DUE

     These amounts are calculated in accordance with NAIC statutory requirements.

                               TABLE OF CONTENTS

PAGE

REINSURANCE COVERAGE  1

POLICY ADMINISTRATION  2

PAYMENTS BY SAVERS  5

PAYMENTS BY OXFORD  6

SETTLEMENT OF REINSURANCE  7

TRUST AGREEMENT  8

RIGHT OF ASSIGNMENT  10

ERRORS 10

POLICY CHANGES 10

REDUCTIONS 11

AUDIT OF RECORDS AND PROCEDURES 11

ARBITRATION 11

INSOLVENCY 14

PARTIES TO AGREEMENT 15

ASSIGNMENT 15

EFFECTIVE DATE 15

DURATION OF AGREEMENT 16

AGREEMENT 16

REPRESENTATION AND WARRANTIES OF SAVERS 17

REPRESENTATION AND WARRANTIES OF OXFORD 19

MISCELLANEOUS 19

EXECUTION 21

SCHEDULE I
POLICIES SUBJECT TO REINSURANCE 22

SCHEDULE II
AMOUNT OF REINSURANCE 23

SCHEDULE III
MONTHLY PERIODIC REPORT 24

SCHEDULE IV
ANNUAL REPORT 25

SCHEDULE V
INITIAL CONSIDERATION, ALLOWANCES
AND EXPENSE REIMBURSEMENTS 26
SCHEDULE VI
INTEREST RATE ON LATE PAYMENTS 27

SCHEDULE VII
SECTION 1.848-2(g)(8) ELECTION 28
SCHEDULE VIII
METHODOLOGY OF REVISED INITIAL CONSIDERATION 30